SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) January 29, 2004

New World Restaurant Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27148	13-3690261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1687 Cole Boulevard Golden, Colorado 80401
(Address of Principal Executive Offices) (Zip Code)

(303) 568-8000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

As described in the Company’s Proxy Statement dated September 10, 2003, effective July 16, 2003 the Company entered into a consulting agreement with Herbert Buchwald, P.A. (Consulting Agreement) to provide certain legal, consulting and advisory services to the Company.  The Consulting Agreement provided for a three-year term, but specifically required the Board of Directors to vote, on or before the six-month anniversary of the Consulting Agreement, whether to continue the Agreement.  On January 15, 2004, the Board of Directors voted not to renew the Consulting Agreement and on January 29, 2004 determined not to negotiate a new arrangement for further services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW WORLD RESTAURANT GROUP, INC.

	BY:	/s/ Richard P. Dutkiewicz
Name: Richard P. Dutkiewicz
Title: Chief Financial Officer

Date: February 5, 2004